Exhibit 10.22

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ADDENDUM TO THE SECOND AMENDED AND RESTATED LICENSE, PRODUCT
DEVELOPMENT AND SUPPLY UMBRELLA AGREEMENT

TELA Bio, Inc. (“TELA Bio”) and Aroa Biosurgery Limited (“Aroa1’) entered into the Second Amended and Restated License, Product Development and Supply Umbrella Agreement (the “Umbrella Agreement”) on 16 July 2015.

This addendum to the Umbrella Agreement (“Addendum”), is made as of the 27th day of August, 2019, and sets out the terms of the parties’ agreements with respect to the OviTex LPR Low Profile Robotic Product (“LPR Product”).

1.	TELA Bio and Aroa will, effective as of the date of this Addendum, enter into Product Exhibits 7 and 8 for the LPR Product (“LPR Product Exhibits”), for the purposes of the Umbrella Agreement.
2.	Section 8.5(b) of the Umbrella Agreement shall be amended by adding the following paragraph at the end of that Section as follows:

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3.	[***]

4.

For the avoidance of doubt, the Revenue Sharing Amount with respect to Net Sales of all of the LPR Product (including the 12x18 LPR Product) shall be calculated using the 27% Revenue Sharing Percentage and no provisions of this Addendum shall be deemed to amend such calculation.

Capitalised terms used but not defined in this Addendum have the meanings given to those terms in the Umbrella Agreement.

Except as agreed herein, the provisions of the Umbrella Agreement are not amended and continue to be in full force and effect.

This Addendum shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions.

This Addendum may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Executed signature pages to this Addendum may be delivered by facsimile or electronic mail and any signature page so delivered shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed by its duly authorized representative as of the date first above written.

TELA BIO, INC.	AROA BIOSURGERY LIMITED
By: /s/ Antony Koblish	By: /s/ Brian Ward
Name: Antony Koblish	Name: Brian Ward
Title: President & CEO	Title: Chief Executive Officer